EXHIBIT 5.1

January 17, 2006

GoAmerica, Inc.
433 Hackensack Avenue
Hackensack, NJ 07601

Re: GoAmerica, Inc. - Registration Statement on Form S-4

Ladies & Gentlemen:

We are acting as special counsel to GoAmerica, Inc., a Delaware corporation (“GoAmerica”), in connection with the Registration Statement on Form S-4 being filed by GoAmerica with the Securities and Exchange Commission (the “Registration Statement”) with respect to up to 2,338,451 shares of GoAmerica Common Stock, par value $0.01 per share (“GoAmerica Common Stock”), proposed to be issued in connection with the mergers (the “mergers”) of Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc. with two wholly-owned subsidiaries of GoAmerica, as described in the joint proxy statement and prospectus that is a part of the Registration Statement. In connection with this opinion, we have reviewed the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of GoAmerica, and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

Based upon and subject to the foregoing, we are of the opinion that the shares of GoAmerica Common Stock being registered under the Registration Statement, when issued pursuant to the mergers following the requisite approvals of the stockholders of GoAmerica, Hands On Video Relay Services, Inc. and Hands On Sign Language Services, Inc., will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "LEGAL MATTERS" in the joint proxy statement and prospectus contained therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ LOWENSTEIN SANDLER PC